Exhibit 31.3
Certification Required by Rule 13a-14(a)
I, Bruce M. Bodine, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of The Mosaic Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 17, 2026

/s/ Bruce M. Bodine
Bruce M. Bodine
Chief Executive Officer and President
The Mosaic Company